EXHIBIT 32.1

CERTIFICATE OF CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

I, G. Richard Smith, Chairman of the Board of Directors and Chief Executive Officer of Coronado Industries, Inc. (the “Company”), have executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Amendment No. 1 to Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005 (the “Report”). The undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ G. Richard Smith

G. Richard Smith Chairman of the Board of Directors and Chief Executive Officer January 6, 2006